EXHIBIT (h)(1)

ADMINISTRATIVE SERVICES AGREEMENT

AGREEMENT effective as of this 31st day of December, 2016, by and between each registered investment company listed on Appendix A (“Company”), on its own behalf and on behalf of its series identified on Appendix A (each a “Fund” and together, the “Funds”), and Calvert Research and Management, a Massachusetts business trust (the “Administrator”).

IN CONSIDERATION of the mutual promises and undertakings herein contained, the parties hereto agree with respect to the Fund:

1.

Duties of the Administrator.  The Company hereby employs the Administrator to act as administrator of the Fund and to administer its affairs, subject to the supervision of the Directors/Trustees of the Company, for the period and on the terms set forth in this Agreement.

The Administrator hereby accepts such employment, and undertakes to afford to the Company the advice and assistance of the Administrator’s organization in the administration of the Fund and to furnish for the use of the Fund office space and all necessary office facilities, equipment and personnel for administering the affairs of the Fund and to pay the salaries and fees of all officers and Directors/Trustees of the Company who are members of the Administrator’s organization and all personnel of the Administrator performing services relating to administrative activities.  The Administrator shall for all purposes herein be deemed to be an independent contractor and shall, except as otherwise expressly provided or authorized, have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

In connection with its responsibilities as Administrator of the Fund, the Administrator will:

•

oversee the provision of custodian and fund accounting services to the Fund; and make such reports and recommendations to the Directors/Trustees concerning the provision of such services as the Trustees deem appropriate;

•

assist in preparing all annual, semi-annual and other reports required to be sent to Fund shareholders and/or filed with the Securities and Exchange Commission (“SEC”), and arrange for such filing and printing and dissemination of such reports to shareholders;

•

prepare and assemble all reports required to be filed by the Company on behalf of the Fund with the SEC on Form N-SAR, or on such other form as the SEC may substitute for Form N-SAR, and file such reports with the SEC;

•

review the provision of services by the Fund’s independent public accounting firm, including, but not limited to, the preparation by such firm of audited financial statements of the Fund and the Fund’s federal, state and local tax returns; and make such reports and recommendations to the Directors/Trustees of the Company concerning the performance of the independent accountants as the Directors/Trustees deem appropriate;

•

arrange for the filing with the appropriate authorities all required federal, state and local tax returns;

•

arrange for the dissemination to shareholders of the Fund’s proxy materials, and oversee the tabulation of proxies by the Fund’s transfer agent or other duly authorized proxy tabulator;

•

oversee the valuation of all such portfolio investments and other assets of the Fund as may be designated by the Directors/Trustees (subject to any guidelines, directions and instructions of the Directors/Trustees), and review and supervise the calculation of the net asset value of the Fund’s shares by the custodian;

•

establish the accounting policies of the Fund; reconcile accounting issues that may arise with respect to the Fund’s operations; and consult with the Fund’s independent accountants, legal counsel, custodian, accounting and bookkeeping agents and transfer and dividend disbursing agent as necessary in connection therewith;

•

determine the amount of all distributions (if any) to be paid by the Fund to its shareholders; prepare and arrange for the publishing of notices to shareholders regarding such distributions (if required) and provide the Fund’s transfer and dividend disbursing agent and custodian with such information as is required for such parties to effect the payment of distributions;

•

review the Fund’s bills and authorize payments of such bills by the Fund’s custodian;

•

oversee services provided to the Fund by external counsel;

•

arrange for the preparation and filing of all other reports, forms, registration statements and documents required to be filed by the Company on behalf of the Fund with the SEC and any other regulatory body; and

•

provide other internal legal, auditing, accounting and administrative services as ordinarily required in conducting the Fund’s business affairs.

Notwithstanding the foregoing, the Administrator shall not be deemed to have assumed any duties with respect to, and shall not be responsible for, the management of the Fund’s assets or the rendering of investment advice and supervision with respect thereto or the distribution of shares of the Fund, nor shall the Administrator be deemed to have assumed or have any responsibility with respect to functions specifically assumed by any transfer agent, custodian or shareholder servicing agent of the Company or the Fund.

2.

Allocation of Charges and Expenses.  The Administrator shall pay the entire salaries and fees of all of the Company’s Directors/Trustees and officers who devote part or all of their time to the affairs of the Administrator, and the salaries and fees of such persons shall not be deemed to be expenses incurred by the Company for purposes of this Section 2.  Except as provided in the foregoing sentence, the Administrator shall not pay any expenses relating to the Company or the Fund including, without implied limitation:

•

expenses of maintaining the Fund and continuing its existence;

•

commissions, fees and other expenses connected with the acquisition and disposition of securities and other investments;

•

auditing, accounting and legal expenses;

•

taxes and interest;

•

governmental fees;

•

expenses of issue, sale, repurchase and redemption of shares;

•

expenses of registering and qualifying the Company, the Fund and its shares under federal and state securities laws and of preparing and printing prospectuses for such purposes and for distributing the same to shareholders and investors, and fees and expenses of registering and maintaining registrations of the Fund under state securities laws;

•

registration of the Company under the Investment Company Act of 1940;

•

expenses of reports and notices to shareholders and of meetings of shareholders and proxy solicitations therefor;

•

expenses of reports to regulatory bodies;

•

insurance expenses;

•

association membership dues;

•

fees, expenses and disbursements of custodians and sub-custodians for all services to the Fund (including without limitation safekeeping of funds, securities and other investments, keeping of books and accounts and determination of net asset values);

•

fees, expenses and disbursements of transfer agents, dividend disbursing agents, shareholder servicing agents and registrars for all services to the Fund;

•

expenses for servicing shareholder accounts;

•

any direct charges to shareholders approved by the Directors/Trustees of the Company;

•

compensation and expenses of Directors/Trustees of the Company who are not members of the Administrator’s organization;

•

all payments to be made and expenses to be assumed by the Fund in connection with the distribution of Fund shares;

•

any pricing or valuation services employed by the Fund to value its investments including primary and comparative valuation services;

•

any investment advisory, sub-advisory or similar management fee payable by the Fund;

•

all expenses incurred in connection with the Fund’s use of a line of credit; and

•

such non-recurring items as may arise, including expenses incurred in connection with litigation, proceedings and claims and the obligation of the Company to indemnify its Directors/Trustees and officers with respect thereto.

3.

Compensation of Administrator.  The Administrator shall receive compensation (if any) from the Company on behalf of the Fund in respect of the services to be rendered and the facilities to be provided by the Administrator under this Agreement as set forth on Appendix A.

4.

Other Interests.  It is understood that Directors/Trustees and officers of the Company and shareholders of the Fund are or may be or become interested in the Administrator as trustees, officers, employees, shareholders or otherwise and that trustees, officers, employees and shareholders of the Administrator are or may be or become similarly interested in the Fund, and that the Administrator may be or become interested in the Fund as shareholder or otherwise.  It is also understood that trustees, officers, employees and shareholders of the Administrator may be or become interested (as directors, trustees, officers, employees, shareholders or otherwise) in other companies or entities (including, without limitation, other investment companies) which the Administrator may organize, sponsor or acquire, or with which it may merge or consolidate, and which may include the words “[New Calvert]” or any combination thereof as part of their name, and that the Administrator or its subsidiaries or affiliates may enter into advisory or management or administration agreements or other contracts or relationships with such other companies or entities.

5.

Limitation of Liability/Indemnification of the Administrator.  The services of the Administrator to the Company and the Fund are not to be deemed to be exclusive, the Administrator being free to render services to others and engage in other business activities.  In the absence of willful misfeasance, bad faith or negligence of obligations or duties hereunder on the part of the Administrator, the Administrator shall not be subject to liability to the Company or the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses which may be sustained in the acquisition, holding or disposition of any security or other investment.

In no event will the Administrator be liable for indirect, special or consequential damages (even if the Administrator has been advised of the possibility of such damages) arising from the obligations assumed hereunder and the services provided for this Agreement, including but not limited to lost profits, loss of use of accounting systems, cost of capital, cost of substituted facilities programs or services, downtown costs, or claims of applicable Fund’s shareholders for such damage.

The Company will indemnify and hold the Administrator harmless against any losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit brought by any person (including a shareholder naming the Funds or any of their series or classes as a party) other than the Company not resulting from the Administrator’s negligence, or caused by errors of judgment or mistakes of law committed by the Administrator in a good faith effort to carry out its duties under this agreement.

At any time the Administrator may apply to any officer of a Fund for instructions, and may consult with legal counsel for a Fund, at the expense of the Fund, with respect to any matter arising in connection with this Agreement; and it will not be liable for any action take or omitted by it in good faith in reliance upon such instructions or upon the advice of such counsel.  The Administrator is authorized to act on the orders, directions or instruction of such persons as the Board of Directors/Trustees from time to time designates by resolution.  The Administrator will be protected in acting upon any paper or document, including any orders, directions or instructions, reasonably believed by it to be genuine and to have been signed by the proper person or persons; and the Administrator will not be held to have notice of any change of authority of any person so authorized by a Fund until receipt of written notice from the Fund.

6.

Sub-Administrators.  The Administrator may employ one or more sub-administrators from time to time to perform such of the acts and services of the Administrator and upon such terms and conditions as may be agreed upon between the Administrator and such sub-administrators and approved by the Directors/Trustees of the Company, all as permitted by the Investment Company Act of 1940.

7.

Duration and Termination of this Agreement.  This Agreement shall become effective upon the date of its execution, and, unless terminated as herein provided, shall remain in full force and effect through and including the second anniversary of the execution of this Agreement and shall continue in full force and effect indefinitely thereafter, but only so long as such continuance after such date is specifically approved at least annually (i) by the Board of Directors/Trustees of the Company and (ii) by the vote of a majority of those Directors/Trustees of the Company who are not interested persons of the Administrator or the Company.

Either party hereto may, at any time on sixty (60) days’ prior written notice to the other, terminate this Agreement without the payment of any penalty, by action of Directors/Trustees of the Company or the trustee of the Administrator, as the case may be, and the Company may, at any time upon such written notice to the Administrator, terminate this Agreement by vote of a majority of the outstanding voting securities of the Fund.  This Agreement shall terminate automatically in the event of its assignment.

8.

Amendments of the Agreement.  This Agreement may be amended by a writing signed by both parties hereto, provided that no amendment to this Agreement shall be effective until approved (i) by the vote of a majority of those Directors/Trustees of the Company who are not interested persons of the Administrator or the Company, and (ii) by vote of the Board of Directors/Trustees of the Company.  Additional series of the Company, however, will become a Fund hereunder upon approval by the Directors/Trustees of the Company and amendment of Schedule A.

9.

Limitation of Liability.  The Fund shall not be responsible for the obligations of any other series of the Company.  Each party expressly acknowledges the provision in the other party’s Articles of Incorporation/Declaration of Trust limiting the personal liability of directors/trustees, officers and shareholders, and each party hereby agrees that it shall only have recourse to the assets of the other party for payment of claims or obligations arising out of this Agreement and shall not seek satisfaction from the Directors/Trustees, officers or shareholders of the other party.

10.

Use of the Name “Calvert”.  The Administrator hereby consents to the use by the Fund of the name “Calvert” as part of the Fund’s name; provided, however, that such consent shall be conditioned upon the employment of the Administrator or one of its affiliates as the administrator of the Fund.  The name “Calvert” or any variation thereof may be used from time to time in other connections and for other purposes by the Administrator and its affiliates and other investment companies that have obtained consent to the use of the name “Calvert.”  The Administrator shall have the right to require the Fund to cease using the name “Calvert” as part of the Fund’s name if the Fund ceases, for any reason, to employ the Administrator or one of its affiliates as the Fund’s administrator.  Future names adopted by the Fund for itself, insofar as such names include identifying words requiring the consent of the Administrator shall be the property of the Administrator and shall be subject to the same terms and conditions.

11.

Certain Definitions.  The term “interested persons” when used herein shall have the respective meanings specified in the Investment Company Act of 1940 as now in effect or as hereafter amended subject, however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

Each registered investment company listed on Appendix A (“Company”), on its own behalf and on behalf of its series identified on Appendix A	Calvert Research and Management

By: /s/ Maureen A. Gemma	By: /s/ Katy D. Burke

Appendix A

Calvert Fund	Class	Fee	Notes
Calvert Impact Fund Inc.
Calvert Global Energy Solutions Fund	A	0.12%	--
Calvert Global Energy Solutions Fund	C	0.12%	--
Calvert Global Energy Solutions Fund	Y	0.12%	--
Calvert Global Energy Solutions Fund	I	0.12%	--
Calvert Global Water Fund	A	0.12%	--
Calvert Global Water Fund	C	0.12%	--
Calvert Global Water Fund	Y	0.12%	--
Calvert Global Water Fund	I	0.12%	--
Calvert Green Bond Fund	A	0.12%	--
Calvert Green Bond Fund	Y	0.12%	--
Calvert Green Bond Fund	I	0.12%	0.02% waived until 1-31-2018
Calvert Small Cap Fund	A	0.12%	--
Calvert Small Cap Fund	C	0.12%	--
Calvert Small Cap Fund	Y	0.12%	--
Calvert Small Cap Fund	I	0.12%	0.02% waived until 1-31-2018
Calvert Management Series
Calvert Tax-Free Responsible Impact Bond Fund	A	0.12%	0.02% waived until 4-30-2018
Calvert Tax-Free Responsible Impact Bond Fund	C	0.12%	0.02% waived until 4-30-2018
Calvert Tax-Free Responsible Impact Bond Fund	Y	0.12%	0.02% waived until 4-30-2018
Calvert Tax-Free Responsible Impact Bond Fund	I	0.12%	0.02% waived until 4-30-2018
Calvert Unconstrained Bond Fund	A	0.12%	--
Calvert Unconstrained Bond Fund	C	0.12%	--
Calvert Unconstrained Bond Fund	Y	0.12%	--
Calvert Unconstrained Bond Fund	I	0.12%	0.02% waived until 4-30-2018
Calvert Responsible Index Series, Inc.
Calvert Developed Markets Ex-U.S. Responsible Index Fund	A	0.12%	Fee will be waived until 1-31-2018
Calvert Developed Markets Ex-U.S. Responsible Index Fund	C	0.12%	Fee will be waived until 1-31-2018
Calvert Developed Markets Ex-U.S. Responsible Index Fund	Y	0.12%	Fee will be waived until 1-31-2018
Calvert Developed Markets Ex-U.S. Responsible Index Fund	I	0.12%	Fee will be waived until 1-31-2018

Calvert U.S. Large Cap Core Responsible Index Fund	A	0.12%	--
Calvert U.S. Large Cap Core Responsible Index Fund	C	0.12%	--
Calvert U.S. Large Cap Core Responsible Index Fund	Y	0.12%	--
Calvert U.S. Large Cap Core Responsible Index Fund	I	0.12%	0.02% waived until 1-31-2018
Calvert U.S. Large Cap Growth Responsible Index Fund	A	0.12%	Fee will be waived until 1-31-2018
Calvert U.S. Large Cap Growth Responsible Index Fund	C	0.12%	Fee will be waived until 1-31-2018
Calvert U.S. Large Cap Growth Responsible Index Fund	Y	0.12%	Fee will be waived until 1-31-2018
Calvert U.S. Large Cap Growth Responsible Index Fund	I	0.12%	Fee will be waived until 1-31-2018
Calvert U.S. Large Cap Value Responsible Index Fund	A	0.12%	Fee will be waived until 1-31-2018
Calvert U.S. Large Cap Value Responsible Index Fund	C	0.12%	Fee will be waived until 1-31-2018
Calvert U.S. Large Cap Value Responsible Index Fund	Y	0.12%	Fee will be waived until 1-31-2018
Calvert U.S. Large Cap Value Responsible Index Fund	I	0.12%	Fee will be waived until 1-31-2018
Calvert U.S. Mid Cap Core Responsible Index Fund	A	0.12%	Fee will be waived until 1-31-2018
Calvert U.S. Mid Cap Core Responsible Index Fund	C	0.12%	Fee will be waived until 1-31-2018
Calvert U.S. Mid Cap Core Responsible Index Fund	Y	0.12%	Fee will be waived until 1-31-2018
Calvert U.S. Mid Cap Core Responsible Index Fund	I	0.12%	Fee will be waived until 1-31-2018
Calvert Social Investment Fund
Calvert Aggressive Allocation Fund	A	0	--
Calvert Aggressive Allocation Fund	C	0	--
Calvert Aggressive Allocation Fund	Y	0	--
Calvert Aggressive Allocation Fund	I	0	--
Calvert Balanced Portfolio	A	0.12%	--
Calvert Balanced Portfolio	C	0.12%	--
Calvert Balanced Portfolio	Y	0.12%	--
Calvert Balanced Portfolio	I	0.12%	--
Calvert Bond Portfolio	A	0.12%	--
Calvert Bond Portfolio	C	0.12%	--
Calvert Bond Portfolio	Y	0.12%	--

Calvert Bond Portfolio	I	0.12%	0.02% waived until 1-31-2018
Calvert Conservative Allocation Fund	A	0	--
Calvert Conservative Allocation Fund	C	0	--
Calvert Conservative Allocation Fund	Y	0	--
Calvert Conservative Allocation Fund	I	0	--
Calvert Equity Portfolio	A	0.12%	--
Calvert Equity Portfolio	C	0.12%	--
Calvert Equity Portfolio	Y	0.12%	--
Calvert Equity Portfolio	I	0.12%	0.02% waived until 1-31-2018
Calvert Moderate Allocation Fund	A	0	--
Calvert Moderate Allocation Fund	C	0	--
Calvert Moderate Allocation Fund	Y	0	--
Calvert Moderate Allocation Fund	I	0	--
Calvert World Values Fund Inc.
Calvert Capital Accumulation Fund	A	0.12%	--
Calvert Capital Accumulation Fund	C	0.12%	--
Calvert Capital Accumulation Fund	Y	0.12%	--
Calvert Capital Accumulation Fund	I	0.12%	0.02% waived until 1-31-2018
Calvert Emerging Markets Equity Fund	A	0.12%	--
Calvert Emerging Markets Equity Fund	C	0.12%	--
Calvert Emerging Markets Equity Fund	Y	0.12%	--
Calvert Emerging Markets Equity Fund	I	0.12%	0.02% waived until 1-31-2018
Calvert International Equity Fund	A	0.12%	--
Calvert International Equity Fund	C	0.12%	--
Calvert International Equity Fund	Y	0.12%	--
Calvert International Equity Fund	I	0.12%	--
Calvert International Opportunities	A	0.12%	--
Calvert International Opportunities	C	0.12%	--
Calvert International Opportunities	Y	0.12%	--
Calvert International Opportunities	I	0.12%	--
The Calvert Fund
Calvert High Yield Bond Fund	A	0.12%	0.02% waived until 1-31-2018
Calvert High Yield Bond Fund	C	0.12%	0.02% waived until 1-31-2018
Calvert High Yield Bond Fund	Y	0.12%	0.02% waived until 1-31-2018
Calvert High Yield Bond Fund	I	0.12%	0.02% waived until 1-31-2018
Calvert Income Fund	A	0.12%	--
Calvert Income Fund	C	0.12%	--
Calvert Income Fund	Y	0.12%	--

Calvert Income Fund	I	0.12%	0.02% waived until 1-31-2018
Calvert Income Fund	R	0.12%	--
Calvert Long-Term Income Fund	A	0.12%	--
Calvert Long-Term Income Fund	I	0.12%	0.02% waived until 1-31-2018
Calvert Short Duration Income Fund	A	0.12%	--
Calvert Short Duration Income Fund	C	0.12%	--
Calvert Short Duration Income Fund	Y	0.12%	--
Calvert Short Duration Income Fund	I	0.12%	0.02% waived until 1-31-2018
Calvert Ultra-Short Income Fund	A	0.12%	-
Calvert Ultra-Short Income Fund	Y	0.12%	--
Calvert Ultra-Short Income Fund	I	0.12%	0.02% waived until 1-31-2018
Calvert Variable Products, Inc.
Calvert VP EAFE International Index Portfolio	I	0.12%	0.02% waived until 4-30-2018
Calvert VP EAFE International Index Portfolio	F	0.12%	0.02% waived until 4-30-2018
Calvert VP Investment Grade Bond Index Portfolio	I	0.12%	0.02% waived until 4-30-2018
Calvert VP Investment Grade Bond Index Portfolio	F	0.12%	0.02% waived until 4-30-2018
Calvert VP Nasdaq 100 Index Portfolio	I	0.12%	0.02% waived until 4-30-2018
Calvert VP Nasdaq 100 Index Portfolio	F	0.12%	0.02% waived until 4-30-2018
Calvert VP Russell 2000 Small Cap Index Portfolio	I	0.12%	0.02% waived until 4-30-2018
Calvert VP Russell 2000 Small Cap Index Portfolio	F	0.12%	0.02% waived until 4-30-2018
Calvert VP S&P 500 Index Portfolio	*	0.12%	0.02% waived until 4-30-2018
Calvert VP S&P MidCap 400 Index Portfolio	I	0.12%	0.02% waived until 4-30-2018
Calvert VP S&P MidCap 400 Index Portfolio	F	0.12%	0.02% waived until 4-30-2018
Calvert VP Volatility Managed Growth Portfolio	F	0.12%	0.02% waived until 4-30-2018
Calvert VP Volatility Managed Moderate Growth Portfolio	F	0.12%	0.02% waived until 4-30-2018
Calvert VP Volatility Managed Moderate Portfolio	F	0.12%	0.02% waived until 4-30-2018
Calvert Variable Series, Inc.
Calvert VP SRI Balanced Portfolio	I	0.12%	--
Calvert VP SRI Balanced Portfolio	F	0.12%	--
Calvert VP SRI Mid Cap Portfolio	*	0.12%	--

*Portfolio offers only one unnamed class of shares.